NeoPhotonics Reports Second Quarter 2019 Financial Results

•	Revenue of $81.7 million for the quarter, up 1% year-over-year

•	High Speed Products represented 89% of total revenue for the quarter
SAN JOSE, Calif. - August 5, 2019 - NeoPhotonics Corporation (NYSE: NPTN), a leading designer and manufacturer of optoelectronic solutions for the highest speed communications networks in telecom and data center applications, today announced financial results for its second quarter ended June 30, 2019.
“Q2 was a volatile quarter for NeoPhotonics and I am proud of our team and their continued focus and execution to extend our leadership position in high-speed digital optoelectronics while making changes needed to adjust for the Huawei ban,” said Tim Jenks, NeoPhotonics Chairman and CEO. “Market drivers are well aligned with our advanced technologies and high-speed capabilities. These trends transcend the current Huawei ban and, coupled with the continued demand with hyperscale data centers, we are optimistic about NeoPhotonics’ new product prospects,” concluded Mr. Jenks.
Second Quarter Summary

•	Revenue was $81.7 million, up 3% quarter-over-quarter and up 1% year-over-year

•	Gross margin was 19.2%, down from 19.8% in the prior quarter

•	Non-GAAP Gross margin was 25.6%, up from 22.4% in the prior quarter

•	Diluted net loss per share was $0.16, up from a net loss of $0.30 per share in the prior quarter

•	Non-GAAP diluted net loss per share was $0.03, up from net loss per share of $0.19 in the prior quarter

•	Cash generated from operations was $0.7 million, down from $8.7 million in the prior quarter

•	Adjusted EBITDA was $6.8 million, up from a loss of $0.8 million in the prior quarter
Non-GAAP results in the second quarter of 2019 exclude $3.0 million of stock-based compensation expense, $3.6 million of inventory write down, $0.9 million of accelerated depreciation, $0.8 million of gain on sale of Russia assets, $0.3 million of amortization of acquisition-related intangibles and restructuring charges. A reconciliation of the non-GAAP and Adjusted EBITDA financial measures to the most directly comparable GAAP financial measures is provided in the financial schedules portion at the end of this press release.
As of June 30, 2019, cash and cash equivalents, short-term investments and restricted cash, together totaled $74 million, down $5 million compared to March 31, 2019.
Outlook for the Quarter Ending September 30, 2019

	GAAP	Non-GAAP
Revenue	$87 to $93 million
Gross Margin	24% to 28%	25% to 29%
Operating Expenses	$25 to $26 million	$22 to $23 million
Earnings per share	$(0.09) net loss to $0.01 net profit	$(0.03) net loss to $0.07 net profit
The non-GAAP outlook for the third quarter of 2019 excludes the expected impact of stock-based compensation expense of approximately $3.5 million, of which $0.6 million is estimated for cost of goods sold and the impact of expected amortization of intangibles of approximately $0.3 million.

Non-GAAP and Adjusted EBITDA Measures vs. GAAP Financial Measures
The Company’s non-GAAP and adjusted EBITDA measures exclude certain GAAP financial measures. A reconciliation of the non-GAAP and Adjusted EBITDA financial measures to the most directly comparable GAAP financial measures is provided in the financial schedules portion at the end of this press release. These non-GAAP financial measures differ from GAAP measures with the same captions and may differ from non-GAAP financial measures with the same or similar captions that are used by other companies. As such, these non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.
The Company uses these non-GAAP financial measures to analyze its operating performance and future prospects, develop internal budgets and financial goals, and to facilitate period-to-period comparisons. NeoPhotonics believes that these non-GAAP financial measures reflect an additional way of viewing aspects of its operations that, when viewed with its GAAP results, provide a more complete understanding of factors and trends affecting its business.
Conference Call
The Company will host a conference call today, Monday, August 05, 2019 at 4:30 P.M. Eastern Time (1:30 P.M. Pacific Time). The call will be available, live, to interested parties by dialing +1-800-263-0877. For international callers, please dial +1-323-794-2094. The Conference ID number is 6807671. Please dial into the conference call 5-10 minutes prior to the scheduled start time.
A live webcast will be available in the Investor Relations section of NeoPhotonics’ website at:
http://ir.neophotonics.com/phoenix.zhtml?c=236218&p=irol-calendar.
A replay of the webcast will be available in the Investor Relations section of the Company’s website approximately two hours after the conclusion of the call and remain available for approximately 30 calendar days.
About NeoPhotonics
NeoPhotonics is a leading designer and manufacturer of optoelectronic solutions for the highest speed communications networks in telecom and datacenter applications. The Company’s products enable cost-effective, high-speed data transmission and efficient allocation of bandwidth over communications networks. NeoPhotonics maintains headquarters in San Jose, California and ISO 9001:2015 certified engineering and manufacturing facilities in Silicon Valley (USA), Japan and China. For additional information visit www.neophotonics.com.
Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
This press release includes statements that qualify as forward-looking statements under the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements about the following topics: future financial results, demand for the Company’s high-speed products, and the Company’s market position. Forward-looking statements are subject to certain risks and uncertainties that could cause the actual results to differ materially. Those risks and uncertainties include, but are not limited to, such factors as: the Company’s reliance on a small number of customers for a substantial portion of its revenues; market growth in China and other key countries; potential governmental trade actions; possible disruptions in demand for the Company’s products due to industry developments; changes in demand for the Company's products; the impact of competitive products and pricing and alternative technological advances; the timely and successful development and market acceptance of new products and upgrades to existing products; changes in economic and industry projections; and a decline in general conditions in the telecommunications equipment industry or the world economy generally. For further discussion of these risks and uncertainties, please refer to the documents the Company files with the SEC from time to time, including the Company's Annual Report on Form 10-K for the year ended December 31, 2018. All forward-looking statements are made as of the date of this press release, and the Company disclaims any duty to update such statements.
©2019 NeoPhotonics Corporation. All rights reserved. NeoPhotonics and the red dot logo are trademarks of NeoPhotonics Corporation. All other marks are the property of their respective owners.

NeoPhotonics Corporation
Condensed Consolidated Balance Sheets (Unaudited)
(In thousands)

	As of
	Jun. 30, 2019	Dec. 31, 2018

ASSETS
Current assets:
Cash and cash equivalents	$55,107	$58,185
Short-term investments	7,567	7,481
Restricted cash	11,533	11,053
Accounts receivable, net	59,623	74,751
Inventories	48,795	52,159
Assets held for sale	—	2,971
Prepaid expenses and other current assets	23,397	26,605
Total current assets	206,022	233,205
Property, plant and equipment, net	89,283	100,090
Operating lease right-of-use assets	16,520	—
Purchased intangible assets, net	2,532	3,018
Goodwill	1,115	1,115
Other long-term assets	3,144	3,148
Total assets	$318,616	$340,576

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$51,857	$58,403
Notes payable and short-term borrowing	—	4,795
Current portion of long-term debt	3,048	2,897
Accrued and other current liabilities	43,020	50,288
Total current liabilities	97,925	116,383
Long-term debt, net of current portion	45,181	50,454
Operating lease liabilities, non-current	17,577	—
Other noncurrent liabilities	9,949	13,499
Total liabilities	170,632	180,336

Stockholders’ equity:
Common stock	118	116
Additional paid-in capital	572,734	564,722
Accumulated other comprehensive loss	(5,979)	(7,126)
Accumulated deficit	(418,889)	(397,472)
Total stockholders’ equity	147,984	160,240
Total liabilities and stockholders’ equity	$318,616	$340,576

NeoPhotonics Corporation
Condensed Consolidated Statements of Operations (Unaudited)
(In thousands, except percentages and per share data)

	Three Months Ended			Six Months Ended
	Jun. 30, 2019	Mar. 31, 2019	Jun. 30, 2018	Jun. 30, 2019	Jun. 30, 2018
Revenue	$81,690	$79,366	$81,102	$161,056	$149,688
Cost of goods sold (1)	66,015	63,629	65,630	129,644	125,034
Gross profit	15,675	15,737	15,472	31,412	24,654
Gross margin	19.2%	19.8%	19.1%	19.5%	16.5%
Operating expenses:
Research and development (1)	13,793	14,683	13,243	28,476	27,131
Sales and marketing (1)	3,623	4,603	3,891	8,226	8,015
General and administrative (1)	7,174	7,753	7,267	14,927	14,917
Amortization of purchased intangible assets	—	119	120	119	239
Asset sale related costs	47	329	79	376	93
Restructuring charges	79	179	622	258	653
Gain on asset sale	(817)	—	—	(817)	—
Total operating expenses	23,899	27,666	25,222	51,565	51,048
Loss from operations	(8,224)	(11,929)	(9,750)	(20,153)	(26,394)
Interest income	99	99	122	198	215
Interest expense	(496)	(493)	(759)	(989)	(1,467)
Other income (expense), net	1,090	(1,598)	930	(508)	581
Total interest and other income (expense), net	693	(1,992)	293	(1,299)	(671)
Loss before income taxes	(7,531)	(13,921)	(9,457)	(21,452)	(27,065)
Income tax benefit (provision)	205	(170)	(1,080)	35	(1,718)
Net loss	$(7,326)	$(14,091)	$(10,537)	$(21,417)	$(28,783)
Basic net loss per share	$(0.16)	$(0.30)	$(0.24)	$(0.46)	$(0.65)
Diluted net loss per share	$(0.16)	$(0.30)	$(0.24)	$(0.46)	$(0.65)
Weighted average shares used to compute basic net loss per share	46,754	46,414	44,665	46,585	44,463
Weighted average shares used to compute diluted net loss per share	46,754	46,414	44,665	46,585	44,463

(1) Includes stock-based compensation expense as follows for the periods presented:
Cost of goods sold	$609	$601	$629	$1,210	$1,279
Research and development	787	881	829	1,668	1,602
Sales and marketing	599	678	642	1,277	1,580
General and administrative	1,010	1,178	1,039	2,188	2,025
Total stock-based compensation expense	$3,005	$3,338	$3,139	$6,343	$6,486

NeoPhotonics Corporation
Reconciliation of Condensed Consolidated GAAP Financial Measures to Non-GAAP Financial Measures (Unaudited)
(In thousands, except percentages and per share data)

	Three Months Ended			Six Months Ended
	Jun. 30, 2019	Mar. 31, 2019	Jun. 30, 2018	Jun. 30, 2019	Jun. 30, 2018
NON-GAAP GROSS PROFIT:
GAAP gross profit	$15,675	$15,737	$15,472	$31,412	$24,654
Stock-based compensation expense	609	601	629	1,210	1,279
Amortization of purchased intangible assets	184	184	184	368	387
Depreciation of acquisition-related fixed asset step-up	(66)	(66)	(73)	(132)	(142)
End-of-life related inventory write-down	3,553	—	—	3,553	—
Accelerated Depreciation	950	1,315	—	2,265	—
Restructuring charges	—	—	54	—	146
Non-GAAP gross profit	$20,905	$17,771	$16,266	$38,676	$26,324
Non-GAAP gross margin as a % of revenue	25.6%	22.4%	20.1%	24.0%	17.6%

NON-GAAP TOTAL OPERATING EXPENSES:
GAAP total operating expenses	$23,899	$27,666	$25,222	$51,565	$51,048
Stock-based compensation expense	(2,396)	(2,737)	(2,510)	(5,133)	(5,207)
Amortization of purchased intangible assets	—	(119)	(120)	(119)	(239)
Depreciation of acquisition-related fixed asset step-up	(67)	(66)	(68)	(133)	(135)
Asset sale related costs	(47)	(329)	(79)	(376)	(93)
Restructuring charges	(79)	(179)	(622)	(258)	(653)
Gain on asset sale	817	—	—	817	—
Non-GAAP total operating expenses	$22,127	$24,236	$21,823	$46,363	$44,721
Non-GAAP total operating expenses as a % of revenue	27.1%	30.5%	26.9%	28.8%	29.9%

NON-GAAP OPERATING LOSS:
GAAP loss from operations	$(8,224)	$(11,929)	$(9,750)	$(20,153)	$(26,394)
Stock-based compensation expense	3,005	3,338	3,139	6,343	6,486
Amortization of purchased intangible assets	184	303	304	487	626
Depreciation of acquisition-related fixed asset step-up	1	—	(5)	1	(7)
Asset sale related costs	47	329	79	376	93
End-of-life related inventory write-down	3,553	—	—	3,553	—
Accelerated Depreciation	950	1,315	—	2,265	—
Restructuring charges	79	179	676	258	799
Gain on asset sale	(817)	—	—	(817)	—
Non-GAAP loss from operations	$(1,222)	$(6,465)	$(5,557)	$(7,687)	$(18,397)
Non-GAAP operating margin as a % of revenue	(1.5)%	(8.1)%	(6.9)%	(4.8)%	(12.3)%

NeoPhotonics Corporation
Reconciliation of Condensed Consolidated GAAP Financial Measures to Non-GAAP Financial Measures (Unaudited) (Continued)
(In thousands, except percentages and per share data)

	Three Months Ended			Six Months Ended
	Jun. 30, 2019	Mar. 31, 2019	Jun. 30, 2018	Jun. 30, 2019	Jun. 30, 2018
NON-GAAP NET LOSS:
GAAP net loss	$(7,326)	$(14,091)	$(10,537)	$(21,417)	$(28,783)
Stock-based compensation expense	3,005	3,338	3,139	6,343	6,486
Amortization of purchased intangible assets	184	303	304	487	626
Depreciation of acquisition-related fixed asset step-up	1	—	(5)	1	(7)
Asset sale related costs	47	329	79	376	93
End-of-life related inventory write-down	3,553	—	—	3,553	—
Accelerated Depreciation	950	1,315	—	2,265	—
Restructuring charges	79	179	676	258	799
Gain on asset sale	(817)	—	—	(817)	—
Income tax effect of Non-GAAP adjustments	(895)	(377)	42	(1,272)	(84)
Non-GAAP net loss	$(1,219)	$(9,004)	$(6,302)	$(10,223)	$(20,870)
Non-GAAP net loss as a % of revenue	(1.5)%	(11.3)%	(7.8)%	(6.3)%	(13.9)%

ADJUSTED EBITDA:
GAAP net loss	$(7,326)	$(14,091)	$(10,537)	$(21,417)	$(28,783)
Stock-based compensation expense	3,005	3,338	3,139	6,343	6,486
Amortization of purchased intangible assets	184	303	304	487	626
Depreciation of acquisition-related fixed asset step-up	1	—	(5)	1	(7)
Asset sale related costs	47	329	79	376	93
End-of-life related inventory write-down	3,553	—	—	3,553	—
Accelerated Depreciation	950	1,315	—	2,265	—
Restructuring charges	79	179	676	258	799
Gain on asset sale	(817)	—	—	(817)	—
Interest expense, net	397	394	637	791	1,252
Income tax benefit (provision)	(205)	170	1,080	(35)	1,718
Depreciation expense	6,956	7,233	7,607	14,189	15,293
Adjusted EBITDA	$6,824	$(830)	$2,980	$5,994	$(2,523)
Adjusted EBITDA as a % of revenue	8.4%	(1.0)%	3.7%	3.7%	(1.7)%

BASIC AND DILUTED NET INCOME (LOSS) PER SHARE:
GAAP basic net loss per share	$(0.16)	$(0.30)	$(0.24)	$(0.46)	$(0.65)
GAAP diluted net loss per share	$(0.16)	$(0.30)	$(0.24)	$(0.46)	$(0.65)
Non-GAAP basic net loss per share	$(0.03)	$(0.19)	$(0.14)	$(0.22)	$(0.47)
Non-GAAP diluted net loss per share	$(0.03)	$(0.19)	$(0.14)	$(0.22)	$(0.47)

SHARES USED TO COMPUTE GAAP AND NON-GAAP BASIC NET LOSS PER SHARE	46,754	46,414	44,665	46,585	44,463
SHARES USED TO COMPUTE GAAP DILUTED NET LOSS PER SHARE	46,754	46,414	44,665	46,585	44,463
SHARES USED TO COMPUTE NON-GAAP DILUTED NET LOSS PER SHARE	46,754	46,414	44,665	46,585	44,463

Contacts
NeoPhotonics Corporation
Beth Eby, Chief Financial Officer
+1-408-895-6086
ir@neophotonics.com
Sapphire Investor Relations, LLC
Erica Mannion, Investor Relations
+1-617-542-6180
ir@neophotonics.com